Exhibit 99.1

Green Plains Announces Upsizing and Pricing of Concurrent Common Stock
and Convertible Senior Notes due 2027

OMAHA, Neb., February 25, 2021 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced the pricing of its underwritten public offerings of $175.0 million of common stock at a price to the public of $23.00 per share and the pricing of $200.0 million aggregate principal amount of its 2.25% convertible senior notes due 2027. The aggregate gross proceeds to the company from the offerings, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $375.0 million, reflecting an increase from the previously announced $150.0 million of common stock and $150.0 million aggregate principal amount of notes.

The company has also granted the underwriters in the common stock offering a 30-day option to purchase up to an additional 1,141,500 shares of its common stock on the same terms and conditions and to the underwriters in the convertible notes offering a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of notes solely to cover over-allotments.

The company expects to use approximately $156.3 million of the net proceeds of the convertible notes offering to repurchase approximately $135.5 million aggregate principal amount of its 4.125% convertible notes due 2022 (the “2022 notes”), in privately negotiated transactions concurrently with this offering. The company intends to use the balance of the net proceeds from the notes offering and the net proceeds from the common stock offering to repay the 2022 notes remaining outstanding at their maturity date and for general corporate purposes.

The notes will bear interest at a rate of 2.25% per year, payable on March 15 and September 15 of each year, beginning September 15, 2021, and mature on March 15, 2027. The notes will be general senior, unsecured obligations of the company. On and after March 15, 2024, and prior to the maturity date, the company may redeem, for cash, all, but not less than all, of the notes if the last reported sale price of the company’s common stock equals or exceeds 140% of the applicable conversion price on (i) at least 20 trading days during a 30 consecutive trading day period ending on the trading day immediately prior to the date the company delivers notice of the redemption; and (ii) the trading day immediately before the date of the redemption notice. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, upon the occurrence of a “fundamental change” (as defined in the indenture for the notes), holders of the notes will have the right, at their option, to require the company to repurchase their notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible, at the option of the holders, into consideration consisting of, at the company’s election, cash, shares of the company’s common stock, or a combination of cash and stock (and cash in lieu of fractional shares). However, before September 15, 2026, the notes will not be convertible unless certain conditions are satisfied. The initial conversion rate will be 31.6206 shares of the company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $31.62 per share of the company’s common stock), representing an approximately 37.5% premium over the offering price of the company’s common stock. The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, the company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the company’s calling the notes for redemption.

The offerings are expected to close on March 1, 2021, subject to customary closing conditions. The closing of each offering is not contingent on the closing of the other offering.

Jefferies and BofA Securities are acting as joint book-running managers for both the common stock and convertible notes offerings. Roth Capital Partners, Stephens Inc., Truist Securities, Inc. and Craig-Hallum Capital Group are acting as co-managers of the common stock offering and BMO Capital Markets Corp. and Truist Securities, Inc. are acting as co-managers of the convertible notes offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Each offering is being made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each offering will be made only by means of a prospectus supplement and an accompanying prospectus. An electronic copy of the applicable preliminary prospectus supplement, together with the accompanying prospectus, is or will be available on the SEC’s website at www.sec.gov. Alternatively, copies of these documents can be obtained by contacting: Jefferies LLC, by mail at 520 Madison Avenue, 12th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (877) 547-6340, or by email to Prospectus_Department@Jefferies.com; or BofA Securities, Inc., by mail at NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or email at dg.prospectus_requests@bofa.com.

About Green Plains Inc.

Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed, clean sugar, specialty alcohol and carbon sequestrations initiatives; to achieve anticipated savings from Project 24; to successfully pursue its ongoing transformation strategy and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Green Plains Inc. Contacts

Investors: Phil Boggs | Senior Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com

Media: Leighton Eusebio | Manager, Public Relations | 402.952.4971 | leighton.eusebio@gpreinc.com

###